UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 2, 2006
BELK, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-26207	56-2058574

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 West Tyvola Road, Charlotte, North Carolina		28217-45000

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (704) 357-1000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On October 2, 2006 Belk, Inc. (“Belk”) completed its transaction with Saks Incorporated (“Saks”) for the purchase of 38 Parisian department stores located in nine states in the Southeast and Midwest. The entry into the Stock Purchase Agreement between Belk and Saks, dated August 1, 2006, was previously disclosed on a Form 8-K filed on August 7, 2006.
Second Amended and Restated Credit Agreement
On October 2, 2006, Belk and its subsidiaries amended and restated the $580 million Amended and Restated Credit Agreement dated July 5, 2005 and entered into the $750 million Second Amended and Restated Credit Agreement (the “Second Amended Credit Agreement”) with Wachovia Bank, National Association, Bank of America, NA. and the other lenders referred to therein.
At anytime before October 2, 2009, Belk may request that the aggregate amount available under the Second Amended Credit Agreement be raised to $850 million. Each lender shall have the right, but not the obligation, to commit to all or a portion of any proposed increase. The Second Amended Credit Agreement will terminate on October 2, 2011.
The Second Amended Credit Agreement includes a revolving credit facility, a swingline facility, a letter of credit facility and a term loan facility. No amounts were outstanding under the revolving credit facility at October 2, 2006. The Second Amended Credit Agreement limits letters of credit and swingline loans to $250 million and $35 million, respectively. Belk has an existing letter of credit dated July 1, 1998 in the face amount of $126.8 million which remains outstanding under the Second Amended Credit Agreement. Also on October 2, 2006 there were other existing letters of credit under the Second Amended Credit Agreement totaling $24.2 million. The Second Amended Credit Agreement limits term loans to $350 million. As of October 2, 2006, $350 million was outstanding under the term loan facility.
Generally, amounts outstanding under the Second Amended Credit Agreement bear interest at a base rate, being the higher of Wachovia’s prime rate or the federal funds rate plus 0.50%, or LIBOR plus a LIBOR rate margin, at Belk’s choice. The LIBOR rate margin ranges from 0.35% to 1 .125% and is based upon the leverage ratio. Initially, the applicable interest rate is LIBOR plus 0.625%.
In addition to the interest payments discussed above, Belk is required to pay certain other fees in connection with the Second Amended Credit Agreement. With respect to letters of credit, Belk is required to pay a letter of credit fee in an amount equal to the applicable LIBOR rate margin multiplied by the average outstanding amount of the letter of credit, as well as a letter of credit issuance fee in an amount equal to 0. 125% multiplied by the face amount of the letter of credit for letters of credit other than the July 1, 1998 letter of credit. Belk will also be required to pay a commitment fee on the average daily unused portion of the Second Amended Credit Agreement. This commitment fee is also based on the leverage ratio and will range from 0.07% to 0.20%.
The Second Amended Credit Agreement contains customary restrictive covenants pertaining to management and operations of Belk and its subsidiaries, including limitations on the amount of debt that may be incurred, on sale of assets, on transactions with affiliates, on dividends and distributions and on the repurchase of outstanding common stock. The Second Amended Credit Agreement also includes certain financial covenants that require, among other things, the maintenance of a leverage ratio of less than or equal to 4.00 to 1.00 and a minimum fixed charged coverage ratio of 2.00 to 1.00. The Second Amended Credit Agreement also includes customary events of default, including, but not limited to, the failure to pay any interest or principal when due, the failure to perform covenants of this agreement, incorrect or misleading representations or warranties, insolvency or bankruptcy, change of control, the occurrence of certain ERISA events and certain judgment defaults.
The proceeds from the Second Amended Credit Agreement were used to refinance the existing credit agreement and to pay a portion of the purchase price of the Parisian acquisition, and may be used for working capital, general corporate purposes, permitted acquisitions and prepayment of debt.
The foregoing description of the Second Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amended Credit Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
On October 2, 2006, Belk used the proceeds from the Second Amended Credit Agreement to repay the outstanding amounts under the existing $580 million Amended and Restated Credit Agreement, dated July 5, 2005, among Belk and certain subsidiaries of Belk as borrowers, and Wachovia Bank, National Association, Bank of America, N.A. and the other lenders referred to therein. The Amended and Restated Credit Agreement was terminated upon repayment.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On October 2, 2006, Belk, completed its transaction with Saks for the purchase of 38 Parisian department stores located in nine states in the Southeast and Midwest. Pursuant to the Stock Purchase Agreement between Belk and Saks, dated August 1, 2006, Belk purchased all of the outstanding capital stock of Parisian Stores, Inc., Parisian Wholesalers, Inc. and Parisian Alabama, Inc. (collectively, the “Business”) for a purchase price of $285 million in cash. Belk acquired the Business cash-free (other than register cash) and debt free. Other than the transaction, there is no material relationship between Belk and Saks.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included under Item 1.01 with respect to the Second Amended Credit Agreement is incorporated under this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Second Amended and Restated Credit Agreement, dated as of October 2, 2006, by and among Belk, Inc. and the subsidiaries of Belk, Inc., as borrowers, and Wachovia Bank, National Association, Bank of America, NA. and the other lenders referred to therein

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELK, INC.
Date: October 6, 2006	By:	/s/ Ralph A. Pitts
Ralph A. Pitts, Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Second Amended and Restated Credit Agreement, dated as of October 2, 2006, by and among Belk, Inc. and the subsidiaries of Belk, Inc., as borrowers, and Wachovia Bank, National Association, Bank of America, NA. and the other lenders referred to therein